Exhibit 10.56

October 15, 2012

NNJCA CAPITAL, LLC

100 First Street - Suite 301

Hackensack, New Jersey 07601

Attention: Dr. Andrew Pecora

Re:	Amended and Restated Credit Agreement with Cancer Genetics, Inc.

Dear Dr. Pecora:

This letter agreement will memorialize your agreement to cancel the Warrant #119, #125, and #129 issued to NNJCA in connection with its loan to the Company pursuant to the Amended and Restated Credit Agreement (“Credit Agreement”) by and among between JOHN PAPPAJOHN (“Pappajohn”), PECORA AND COMPANY (“Pecora”) and NNJCA CAPITAL, LLC (“NNJCA”, and with Pappajohn and Pecora, collectively the “Lender”), and CANCER GENETICS, INC., a Delaware corporation (the “Company”), dated of February 13, 2012 and to amend the promissory note (the “Note”) to increase the pre-payment penalty. The Note is hereby amended to provide that the pre-penalty payment shall be increased by $98,000. You agree that, notwithstanding the terms of the Credit Agreement, NNJCA is not entitled to any warrants in connection with its loan to the Company and that any and all warrants issued to NNJCA pursuant to the Credit Agreement are hereby cancelled.

Very truly yours,

/s/ Panna L. Sharma
Panna L. Sharma President and CEO

Agreed to and Accepted by: NNJCA CAPITAL, LLC

By:	/s/ Andrew Pecora
Name: Andrew Pecora
Title: Manager (President)